                                  EXHIBIT 10(e)



                        SUMMARY OF CONSULTING AGREEMENT

The Citizens Holding Company has entered into an oral agreement with Steve Webb, Chairman of the Board of Directors, pursuant to which Mr. Webb will provide general consulting services to the Citizens Holding Company. The term of the agreement is one year and it will expire on December 31, 2003. In consideration for providing these general consulting services, Mr. Webb is paid $2,000 per month and provided with the use of a company automobile.